SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC  20549

                                FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  September 28, 1995



                        BARRINGER TECHNOLOGIES INC.
            (Exact name of registrant as specified in its charter)



        Delaware                      0-3207              84-0720473
(State or other jurisdiction of     (Commission          (IRS Employer
 incorporation)                      File Number)         Identification No.)



             219 South Street, New Providence, New Jersey     07974
            (Address of principal executive offices)        (Zip Code)



Registrant's telephone number, including area code:   (908) 665-8200

Item 5.  Other Events.

            On September 28, 1995, Barringer Technologies Inc. (the "Company") entered into a heads of agreement (the "Agreement") with the Toronto-Dominion Bank (the "Bank"), pursuant to which the Bank agreed that the Company's subsidiary, Barringer Research Limited ("BRL"), may have until September 30, 1995 to come into compliance with certain covenants specified in the Agreement. In exchange, the Company has agreed to dispose of its interest in Barringer Laboratories Inc. ("Labco") and to contribute to BRL a portion of the net proceeds of such sale. (The Company had already intended to dispose of its interest in Labco, and has previously disclosed that intention.) In addition, the Company agreed to provide the Bank with additional collateral to secure its advances to BRL.

            The above description of the Agreement is a summary of certain of the terms of the Agreement, is not intended to be complete, and is qualified in its entirety by reference to the Agreement which has been filed as an Exhibit to this Current Report on Form 8-K.

Item 7.  Financial Statements and Exhibits.

            (c)  Exhibits.

            Exhibit 10.1 Agreement between the Toronto-Dominion Bank and Barringer Technologies Inc. and Barringer Research Limited dated September 28, 1995.

                               SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    BARRINGER TECHNOLOGIES INC.

                                    By: /s/ Richard S. Rosenfeld
                                            Richard S. Rosenfeld,
                                            Vice President, Finance

Dated: October 13, 1995


                               EXHIBIT INDEX

Exhibit                                                            Page No.

  10.1        Agreement between the Toronto-Dominion Bank and
              Barringer Technologies Inc. and Barringer Research
              Limited dated September 28, 1995.